Exhibit 10.1

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is entered into as of July 5, 2012 (the “Closing Date”), by and among POWER INTEGRATIONS, INC., a Delaware corporation (“Borrower”), UNION BANK, N.A. (“Union Bank”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”) each of the other financial institutions, if any, listed on Schedule 1 hereto, as amended from time to time (collectively, including Wells Fargo in its capacity as a lender hereunder, the “Lenders”), Wells Fargo, as administrative agent for the Lenders (in such capacity, “Agent”) and Union Bank as Co-Lead Arranger and Syndication Agent.

RECITALS

Borrower has requested that Lenders extend or continue credit to Borrower as described below, and Lenders have agreed to provide such credit to Borrower on the terms and conditions contained herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
CREDIT TERMS

SECTION 1.1.    LINE OF CREDIT.

(a)    Line of Credit. Subject to the terms and conditions of this Agreement, each Lender hereby severally agrees to make advances (each such advance, a “Line of Credit Advance”) to Borrower from time to time up to and including July 5, 2015 (the “Maturity Date”), provided that, after giving effect to any Line of Credit Advance: (A) the sum of (1) the Outstanding Amount of all Line of Credit Advances plus (2) the Outstanding Amount of all Letter of Credit Obligations shall not exceed One Hundred Million Dollars ($100,000,000.00) (“Line of Credit”) and (B) the sum of (1) the aggregate Outstanding Amount of Line of Credit Advances of any Lender plus (2) such Lender's pro rata share (as set forth on Schedule 1 hereto, as amended from time to time) (“Pro Rata Share”) multiplied by the Outstanding Amount of all Letter of Credit Obligations shall not exceed such Lender's line of credit commitment (as set forth on Schedule 1 hereto, as amended from time to time) (“Commitment”). The proceeds of the Line of Credit shall be used to refinance all indebtedness outstanding under that certain Credit Agreement, dated as of February 22, 2011, by and between Borrower and Wells Fargo, and for Borrower's general corporate purposes. Line of Credit Advances may be Prime Rate Loans or LIBOR Rate Loans, as further provided herein. Borrower may from time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein.

As used herein, the term “Outstanding Amount” means, (a) with respect to any Line of Credit Advances on any date, the aggregate outstanding principal amount thereof after giving effect to any Line of Credit Advances and prepayments or repayments of such Line of Credit Advances, as the case may be, occurring on such date; and (b) with respect to any Letter of Credit Obligations on any date, the amount of Letter of Credit Obligations on such date after giving effect to any issuance of any Letter of Credit, the extension of the expiry date of any Letter of Credit or the increase of the amount of any Letter of Credit on such date and any other changes in the aggregate amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

As used herein, the term “Letter of Credit Obligations” means, at any time, the sum of: (a) the aggregate amount available to be drawn under all outstanding Letters of Credit; plus (b) the aggregate amount of all Letter of Credit Borrowings including all Unreimbursed Amounts. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that, with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For all purposes of this Agreement, if at any time of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version as may be in effect, to the extent expressly agreed to by Letter of Credit Issuer), such Letter of Credit shall be deemed to be “outstanding” in an amount equal to the amount remaining available to be drawn.

As used herein, the term “Letter of Credit Borrowings” means, an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the date when made or refinanced as a Line of Credit Advance.

As used herein, the term “Unreimbursed Amounts” means, with respect to any Letter of Credit, any amount drawn thereunder that Borrower has failed to reimburse to Letter of Credit Issuer by 11:00 a.m. on the related date of any payment by Letter of Credit Issuer thereunder.

As used herein, the term “Type” means, with respect to any Line of Credit Advance, its character as a Prime Rate Loan or a LIBOR Rate Loan.

As used herein, the term “Prime Rate Loan” means a Line of Credit Advance that bears interest based upon the Prime Rate.

As used herein, the term “Prime Rate” means at any time the rate of interest most recently announced within Wells Fargo at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Wells Fargo's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

As used herein, the term “LIBOR Rate Loan” means a Line of Credit Advance that bears interest based upon LIBOR.

As used herein, the term “LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =	Base LIBOR
100% - LIBOR Reserve Percentage

As used herein, the term “Base LIBOR” means the rate per annum for United States dollar deposits quoted by Agent as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Agent for the purpose of calculating rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Agent may base its quotation of the Inter‑Bank Market Offered Rate upon such offers or other market indicators of the Inter‑Bank Market as Agent, in its discretion, deems appropriate including, but not limited to, the rate offered for United States dollar deposits on the London Inter‑Bank Market.

As used herein, the term “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Agent for expected changes in such reserve percentage during the applicable Fixed Rate Term.

As used herein, the term “Fixed Rate Term” means a period commencing on a Business Day and continuing for one (1), three (3), or six (6) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of any Line of Credit Advance bears interest as a LIBOR Rate Loan; provided, that no Fixed Rate Term shall extend beyond the Maturity Date. If any Fixed Rate Term would end on a day that is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

As used herein, the term “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks in California are authorized or required by law to close.

(b)    Procedures for Borrowing.

(i)    Each Line of Credit Advance, each conversion of Line of Credit Advances from one Type to the other and each continuation of LIBOR Rate Loans shall be made upon Borrower's irrevocable notice to Agent, which may, subject to the provisions of Section 8.2, be given by telephone or by approved electronic communication. Each such notice must be received by Agent not later than 11:00 a.m.: (i) three (3) Business Days prior to the requested date of any Line of Credit Advance of, conversion to or continuation of LIBOR Rate Loans or of any conversion of LIBOR Rate Loans to Prime Rate Loans; and (ii) one (1) Business Day prior to the requested date of any Line of Credit Advance of Prime Rate Loans. Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 8.2, any telephonic notice or other electronic communication by Borrower pursuant to this Section 1.1(b)(i) may be given by an individual who has been authorized in writing to do so by an appropriate responsible officer of Borrower. Each such telephonic notice or other electronic communication must be confirmed promptly by delivery to Agent of a written loan notice, appropriately completed and signed by an appropriate responsible officer of Borrower before the time of funding by any Lender.

(ii)    Each Line of Credit Advance of, conversion to or continuation of LIBOR Rate Loans shall be in a principal amount of $1,000,000.00 or a whole multiple of $100,000.00 in excess thereof. Except as provided in Section 1.2(c) and Section 1.3(c) each borrowing of any Line of Credit Advance consisting of Prime Rate Loans of or conversion to Prime Rate Loans shall be in a principal amount of $1,000,000.00 or a whole multiple of $100,000.00 in excess thereof.

(iii)    Each loan notice (whether telephonic or written) shall specify: (A) whether Borrower is requesting: (1) a Line of Credit Advance; (2) a conversion of outstanding Line of Credit Advances from one Type to the other; or (3) a continuation of LIBOR Rate Loans; (B) the requested date (which shall be a Business Day) of such borrowing, conversion or continuation, as the case may be; (C) the principal amount of the Line of Credit Advance to be borrowed, converted or continued; (D) the Type of Line of Credit Advance to be borrowed or to which existing Line of Credit Advances are to be converted; and (E) if applicable, the duration of the Fixed Rate Term with respect thereto. If Borrower fails to specify a Type of Line of Credit Advance in a loan notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Line of Credit Advance(s) shall be made as, or converted to, Prime Rate Loans. Any such automatic conversion to Prime Rate Loans shall be effective as of the last day of the Fixed Rate Term then in effect with respect to the applicable LIBOR Rate Loans. If Borrower requests a borrowing of, conversion to, or continuation of LIBOR Rate Loans in any such loan notice, but fails to specify a Fixed Rate Term, it will be deemed to have specified a Fixed Rate Term of one (1) month.

(iv)    Following receipt of a loan notice, Agent shall promptly notify each applicable Lender of the amount of its applicable Pro Rata Share of the requested Line of Credit Advances. If Borrower does not timely provide notice of a conversion or continuation, then Agent shall notify each applicable Lender of the details of any automatic conversion to Prime Rate Loans described in the preceding subsection. Each Lender shall make the amount of its applicable Pro Rata Share of the Line of Credit Advance available to Agent in immediately available funds at the office designated by Agent to each Lender (the “Agent's Office”) not later than 1:00 p.m. on the Business Day specified in the applicable loan notice. Upon satisfaction of the applicable conditions set forth in Section 3.2 (and, in connection with the initial Line of Credit Advance, Section 3.1), Agent shall make all funds so received available to Borrower in like funds as received by Agent either by: (A) crediting the account of Borrower on the books of Wells Fargo with the amount of such funds; or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Agent by Borrower; provided that, if, on the date the loan notice with respect to such Line of Credit Advance is given by Borrower, there are Letter of Credit Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Letter of Credit Borrowings and, second, to Borrower as provided in this subsection.

(v)    Except as otherwise provided herein, a LIBOR Rate Loan may be continued or converted only on the last day of an Fixed Rate Term for such LIBOR Rate Loan. During the existence of an Event of Default: (i) no Line of Credit Advances may be requested as, converted to or continued as LIBOR Rate Loans without the consent of Required Lenders; and (ii) Required Lenders may demand that any or all of the then outstanding Line of Credit Advances that are LIBOR Rate Loans be converted immediately to Prime Rate Loans, whereupon Borrower shall pay any amounts due under Section 1.4(c) in accordance with the terms thereof due to any such conversion.

As used herein, the term “Required Lenders” means, (i) any time there are only two Lenders, all Lenders, and (ii) any time there are more than two Lenders, Lenders holding Commitments in excess of 66.67% of the aggregate Commitments; provided that the Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

(vi)    Agent shall promptly notify Borrower and the applicable Lenders of the interest rate applicable to any Fixed Rate Term for LIBOR Rate Loans upon determination of such interest rate.

(vii)    After giving effect to all Line of Credit Advances, all conversions of Line of Credit Advances from one Type to the other, and all continuations of Line of Credit Advances as the same Type, there shall not be more than three Interest Periods in effect.

SECTION 1.2.    LETTERS OF CREDIT.

(a)    Letter of Credit Subfeature.

(i)    Subject to the terms and conditions of this Agreement, as a subfeature under the Line of Credit, Letter of Credit Issuer agrees, in reliance upon the agreements of Lenders in this Section 1.2, from time to time up to and including the fifth Business Day prior to the Maturity Date to issue or cause an affiliate to issue commercial and standby letters of credit for the account of Borrower (each, a “Letter of Credit” and collectively, “Letters of Credit”); provided however, that the aggregate Letter of Credit Obligations shall not at any time exceed Twenty Million Dollars ($20,000,000.00)

(the “Letter of Credit Sublimit”), and to honor drawings under the Letters of Credit; provided that, after giving effect to any issuance of any Letter of Credit, the extension of the expiry date thereof or the increase of the amount thereof: (A) the sum of (1) the Outstanding Amount of all Line of Credit Advances plus (2) the Outstanding Amount of all Letter of Credit Obligations shall not exceed One Hundred Million Dollars ($100,000,000.00); (B) the sum of (1) the aggregate Outstanding Amount of the Line of Credit Advances of any Lender, plus (2) such Lender's Pro Rata Share multiplied by the Outstanding Amount of all Letter of Credit Obligations shall not exceed such Lender's Commitment; and (C) the Outstanding Amount of the Letter of Credit Obligations shall not exceed the Letter of Credit Sublimit. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the request complies with the conditions set forth in the proviso to the preceding sentence, and Letter of Credit Issuer shall have no obligation to provide for any issuance of any Letter of Credit, the extension of the expiry date thereof or the increase of the amount thereof if any of the conditions set forth in the proviso to the preceding sentence are not satisfied. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and, from and after the Closing Date, shall be subject to and governed by the terms and conditions hereof.

As used herein, the term “Letter of Credit Issuer” means, at any time, the issuer of Letters of Credit hereunder (which, initially, shall be Wells Fargo).

As used herein, the term “Existing Letters of Credit” means, the letters of credit identified on Schedule 2.

(ii)    Subject to Section 1.2(b)(iii), Letter of Credit Issuer shall not issue any Letter of Credit, if: (A) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless Required Lenders shall have approved such expiry date; or (B) the expiry date of such requested Letter of Credit would occur after the Maturity Date, unless all Lenders shall have approved such expiry date.

(iii)    Letter of Credit Issuer shall not have any obligation to issue a Letter of Credit if:

(A)    any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain Letter of Credit Issuer from issuing such Letter of Credit, or any law applicable to Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over Letter of Credit Issuer shall prohibit, or request that Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon Letter of Credit Issuer any unreimbursed loss, cost or expense that was not applicable on the Closing Date and which Letter of Credit Issuer in good faith deems material to it;

(B)    the issuance of such Letter of Credit would violate one or more policies of Letter of Credit Issuer;

(C)    such Letter of Credit is to be denominated in a currency other than Dollars;

(D)    any Lender is then in default of its obligations to fund under Section 1.2(d) or is otherwise a Defaulting Lender, unless cash collateral or other credit support satisfactory to Letter of Credit Issuer has been pledged or otherwise provided to Letter of Credit Issuer in respect of such Defaulting Lender's participation in such requested Letter of Credit or Letter of Credit Issuer has otherwise entered into arrangements satisfactory to Letter of Credit Issuer to eliminate Letter of Credit Issuer's risk with respect to such Defaulting Lender;

(E)    unless specifically provided for in this Agreement, such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)    Letter of Credit Issuer shall not have any obligation to amend any Letter of Credit if: (A) Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v)    Letter of Credit Issuer shall act on behalf of all Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and Letter of Credit Issuer shall have all of the benefits and immunities: (A) provided to Agent in Article VII with respect to any acts taken or omissions suffered by Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and any other documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Article VII included Letter of Credit Issuer with respect to such acts or omissions; and (B) as additionally provided herein with respect to Letter of Credit Issuer.

(b)    Procedures for Issuance and Amendment of Letters of Credit.

(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to Letter of Credit Issuer (with a copy to Agent) in the form of a Letter of Credit application, appropriately completed and signed by a responsible officer of Borrower. Such Letter of Credit application must be received by Letter of Credit Issuer and Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as may be agreed to by each of Agent and Letter of Credit Issuer, each in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit application shall specify in form and detail satisfactory to Letter of Credit Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as Letter of Credit Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit application shall specify in form and detail satisfactory to Letter of Credit Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of the amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as Letter of Credit Issuer may require. Additionally, Borrower shall furnish to Letter of Credit Issuer and Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any related documents, as Letter of Credit Issuer or Agent may require.

(ii)    Promptly after receipt of any Letter of Credit application at the address provided for pursuant to Section 8.2 for receiving Letter of Credit applications and related correspondence, Letter of Credit Issuer will confirm with Agent (by telephone or in writing) that Agent has received a copy of such Letter of Credit application from Borrower and, if not, Letter of Credit Issuer will provide Agent with a copy thereof. Letter of Credit Issuer shall, on the requested date, issue the Letter of Credit requested by Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with Letter of Credit Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Letter of Credit Issuer a risk participation in such Letter of Credit equal to such Lender's Pro Rata Share multiplied by the face amount of such Letter of

Credit.

(iii)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, Letter of Credit Issuer will also deliver to Borrower and Agent a true and complete copy of such Letter of Credit or amendment.

(c)    Drawings and Reimbursements; Funding of Participations.

(i)    Upon receipt from the beneficiary of any Letter of Credit of any drawing under such Letter of Credit (or any notice thereof), Letter of Credit Issuer shall notify Borrower and Agent thereof. If Letter of Credit Issuer shall make any payment in respect of a Letter of Credit, Borrower shall reimburse Letter of Credit Issuer the amount of such payment not later than 1:00 p.m. on the date of any payment by Letter of Credit Issuer under any Letter of Credit if Borrower shall have received notice of such payment prior to 11:00 a.m. on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 10:00 a.m. on the Business Day immediately following the day that Borrower receives such notice. If Borrower fails to so reimburse Letter of Credit Issuer, then Agent shall promptly notify each Lender of the related date of any payment by Letter of Credit Issuer under any Letter of Credit, the Unreimbursed Amount and the amount of such Lender's Pro Rata Share of such Unreimbursed Amount. In such event, Borrower shall be deemed to have requested a Line of Credit Advance consisting of Prime Rate Loans to be disbursed on such date in an amount equal to such Unreimbursed Amount, without regard to the minimum and multiples specified in Section 1.1(b)(ii) for the principal amount of Prime Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 3.2 (other than the delivery of a loan notice). Any notice given by Letter of Credit Issuer or Agent pursuant to this Section 1.2(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)    Each Lender shall, upon any notice pursuant to Section 1.2(c)(i), make funds available to Agent for the account of Letter of Credit Issuer at Agent's Office in an amount equal to such Lender's Pro Rata Share multiplied by the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Agent, whereupon, subject to the provisions of Section 1.2(c)(iii), each Lender that so makes funds available shall be deemed to have made a Line of Credit Advance that is a Prime Rate Loan to Borrower in such amount. Agent shall remit the funds so received to Letter of Credit Issuer.

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Line of Credit Advance consisting of Prime Rate Loans because the conditions set forth in Section 3.2 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from Letter of Credit Issuer a Letter of Credit Borrowing on the date of such payment by Letter of Credit Issuer under such Letter of Credit in the amount of the Unreimbursed Amount that is not so refinanced, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to Agent for the account of Letter of Credit Issuer pursuant to Section 1.2(c)(ii) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Line of Credit Advance from such Lender in satisfaction of its participation obligation under this Section 1.2.

(iv)    Until each Lender funds its Line of Credit Advance pursuant to this Section 1.2(c) to reimburse Letter of Credit Issuer for any amount drawn under any Letter of Credit, interest in respect of the amount of such Lender's Pro Rata Share of such amount shall be solely for the account of Letter of Credit Issuer.

(v)    Each Lender's obligation to make Line of Credit Advances to reimburse Letter of

Credit Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 1.2(c), shall be absolute and unconditional and shall not be affected by any circumstance, including: (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against Letter of Credit Issuer, Borrower or any other person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender's obligation to make Line of Credit Advances pursuant to this Section 1.2(c) is subject to the conditions set forth in Section 3.2 (other than delivery by Borrower of a loan notice). No such making of a Line of Credit Advance shall relieve or otherwise impair the obligation of Borrower to reimburse Letter of Credit Issuer for the amount of any payment made by Letter of Credit Issuer under any Letter of Credit, together with interest as provided herein.

As used herein, the term “Default” means any Event of Default or any event or condition that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

(vi)    If any Lender fails to make available to Agent for the account of Letter of Credit Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 1.2(c) by the time specified in Section 1.2(c)(ii), Letter of Credit Issuer shall be entitled to recover from such Lender (acting through Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Letter of Credit Issuer at a rate per annum equal to the greater of the Prime Rate and a rate determined by Letter of Credit Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Letter of Credit Issuer in connection with the foregoing. A certificate of Letter of Credit Issuer submitted to any Lender (through Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)    Repayment of Participations.

(i)    If, at any time after Letter of Credit Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's Line of Credit Advance in respect of such payment in accordance with Section 1.2(c), Agent receives for the account of Letter of Credit Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of cash collateral applied thereto by Agent), Agent will distribute to such Lender an amount that equals its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's Line of Credit Advance was outstanding) in the same funds as those received by Agent.

(ii)    If any payment received by Agent for the account of Letter of Credit Issuer pursuant to Section 1.2(c)(i) is required to be returned under any proceeding under any Bankruptcy Law (including pursuant to any settlement entered into by Letter of Credit Issuer in its discretion), each Lender shall pay to Agent for the account of Letter of Credit Issuer an amount equal to its Pro Rata Share thereof on the demand of Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Prime Rate from time to time in effect. The obligations of Lenders under this clause shall survive the payment in full of the obligations under this Agreement and the termination of this Agreement.

(e)    Obligations Absolute. The obligation of Borrower to reimburse Letter of Credit Issuer for each drawing under each Letter of Credit and to repay each Letter of Credit Borrowing is absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)    the existence of any claim, counterclaim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any person for whom any such beneficiary or any such transferee may be acting), Letter of Credit Issuer or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    any payment by Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by Letter of Credit Issuer under such Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor‑in‑possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Bankruptcy Law; or

(v)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower.

(f)    Role of Letter of Credit Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the person executing or delivering any such document. None of Letter of Credit Issuer, Agent, any of their respective related parties or any correspondent, participant or assignee of Letter of Credit Issuer shall be liable to any Lender for: (i) any action taken or not taken, at the request or with the approval of Lenders or Required Lenders, as applicable, in connection with a Letter of Credit or any related document; (ii) in the absence of gross negligence or willful misconduct, any action taken or not taken in connection with a Letter of Credit or any related document; or (iii) the due execution, effectiveness, validity or enforceability of any document related to any Letter of Credit or related document. As between Borrower and Letter of Credit Issuer, Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of Letter of Credit Issuer, Agent, any of their respective related parties or any correspondent, participant or assignee of Letter of Credit Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 1.2(e); provided that, notwithstanding anything to the contrary contained in such clauses, Borrower may have a claim against Letter of Credit Issuer, and Letter of Credit Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower that Borrower proves were caused by Letter of Credit Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any document transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason.

(g)    Cash Collateral. Upon the request of Agent, if Letter of Credit Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing that remains outstanding after payment thereof is due from Borrower, or if, on or after the

Maturity Date, any Letter of Credit Obligation remains outstanding for any reason without the consent of all Lenders, then Borrower shall, in each such case, immediately cash collateralize the then Outstanding Amount of all Letter of Credit Obligations with an amount equal to 105.00% of such Outstanding Amount. Borrower hereby grants to Agent, for the benefit of Letter of Credit Issuer and Lenders, a security interest in all such cash and deposit accounts and all balances therein and all proceeds of the foregoing.

SECTION 1.3.    PRINCIPAL/INTEREST/FEES.

(a)    Interest. Subject to the provisions of subsection Section 1.3(b): (i) each LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Fixed Rate Term at a rate per annum equal to the LIBOR Rate for such Fixed Rate Term plus 1.50%; and (ii) each Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or conversion date at a fluctuating rate per annum equal to the Prime Rate.

(b)    Default Rate. To the extent not prohibited by applicable laws, at any time that an Event of Default exists, all outstanding obligations hereunder shall bear interest at a fluctuating rate per annum equal to 4.0%. Accrued and unpaid interest at the Default Rate shall be due and payable upon demand.

(c)    Computation and Payment. All computations of interest hereunder with respect to the Prime Rate (including any applicable interest rate margin added thereto) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees hereunder shall be made on the basis of a 360-day year, actual days elapsed. Each determination by Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)    Payment Dates. Interest on each Line of Credit Advance shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof both before and after judgment, and both before and after the commencement of any proceeding under any Bankruptcy Law.

As used herein, the term “Interest Payment Date” means (a) with respect to: (i) a LIBOR Rate Loan, the last day of each Fixed Rate Term applicable thereto; provided that, if any such Fixed Rate Term exceeds three (3) months, the date that falls three (3) months after the beginning of such Fixed Rate Term shall also be an Interest Payment Date; and (ii) a Prime Rate Loan, the first Business Day of each calendar month.

(e)    Letter of Credit Fees. (i) Borrower shall pay to Agent, for the account of each Lender in accordance with its Pro Rata Share, fees upon the issuance of each Letter of Credit equal to one and one-quarter percent (1.25%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (ii) Borrower shall pay to Agent, for the account of Letter of Credit Issuer, fees upon the payment or negotiation of each drawing under any Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Letter of Credit Issuer's standard fees and charges then in effect for such activity.

SECTION 1.4.    PAYMENTS AND PREPAYMENTS.

(a)    Payments Due on Maturity Date. On the Maturity Date, Borrower shall repay to Lenders in full the aggregate Outstanding Amount of all Line of Credit Advances.

(b)    Prepayments. Borrower may, upon notice to Agent, at any time or from time to time voluntarily prepay Line of Credit Advances in whole or in part without premium or penalty; provided that: (A) such notice must be received by Agent not later than 11:00 a.m.: (1) three (3) Business Days prior to any date of prepayment of Line of Credit Advances that are LIBOR Rate Loans; and (2) one (1) Business Day prior to the date of prepayment of Line of Credit Advances that are Prime Rate Loans; and (B) any prepayment of any Line of Credit Advances of a given Type shall be in a principal amount of $100,000.00 or a whole multiple of $100,000.00 in excess thereof, or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Line of Credit Advances to be prepaid. Agent will promptly notify each Lender of its receipt of each such notice and of the amount of such Lender's Pro Rata Share thereof. If Borrower gives such notice, then Borrower's prepayment obligation shall be irrevocable, and Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Line of Credit Advance that is a LIBOR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 1.4(c).

(c)    LIBOR Prepayment Costs. In consideration of Lenders providing Borrower with the prepayment option included in this Section 1.4, or if any portion of any Line of Credit Advances shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Agent, for the account of each Lender in accordance with their Pro Rata Share of the applicable Line of Credit Advance, immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each month:

(i)    Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

(ii)    Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

(iii)     If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Borrower acknowledges that the prepayment of such amount may result in Lenders incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above‑described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Lenders. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest at a rate equal to 2.0% above the Prime Rate in effect from time to time. Please refer to the LIBOR early termination prepayment example attached hereto as Exhibit A for illustrative purposes only.

(d)    Commitment Termination. At any time (i) there is no outstanding principal balance or unpaid interest under the Line of Credit or the Letter of Credit subfeature described in Section 1.2 above, (ii) there are no issued and outstanding Letter(s) of Credit under the Letter of Credit subfeature or any outstanding Letter of Credit Obligations, and (iii) there are no other payment obligations of Borrower to Agent or any Lender outstanding hereunder or under any other Loan Document, then Borrower, upon written notice (a “Commitment Termination Notice”) to Agent and Lenders, may request that the Line of Credit be terminated with no prepayment fees.

SECTION 1.5.    DEPOSIT BALANCES ARRANGEMENT. Borrower shall maintain (a) with Wells Fargo, deposit balances, calculated on a quarterly basis, not less than $25,000,000.00 (the “Wells Fargo Minimum Balance”) and (b) with Union Bank, deposit balances, calculated on a quarterly basis, not less than $17,000,000.00 (the “Union Bank Minimum Balance”) (the “Deposit Balances Arrangement”).

If, for any calendar quarter during the term of the Line of Credit: (a)(i) the average daily deposit balances with Wells Fargo, plus (ii) Wells Fargo's Pro Rata Share of the average daily Outstanding Amount, is less than the Wells Fargo Minimum Balance, then Borrower shall pay to Agent for the benefit of Wells Fargo, a fee calculated at a rate per annum equal to 0.25% on the amount which (i) the Wells Fargo Minimum Balance exceeds (ii) the sum of (A) the average daily deposit balances with Wells Fargo, plus (B) Wells Fargo's Pro Rata Share of the average daily Outstanding Amount, in each case for such calendar quarter; or (b)(i) the average daily deposit balances with Union Bank, plus (ii) Union Bank's Pro Rata Share of the average daily Outstanding Amount, is less than the Union Bank Minimum Balance, then Borrower shall pay to Agent for the benefit of Union Bank, a fee calculated at a rate per annum equal to 0.25% on the amount which (i) the Union Bank Minimum Balance exceeds (ii) the sum of (A) the average daily deposit balances with Union Bank, plus (B) Union Bank's Pro Rata Share of the average daily Outstanding Amount, in each case for such calendar quarter. The fees described in this Section 1.5 shall be calculated on a quarterly basis by Agent and shall be due and payable by Borrower in arrears within ten (10) days after each billing is sent by Agent.

SECTION 1.6.    GUARANTIES. The payment and performance of all indebtedness and other obligations of Borrower to Agent, Lenders and Letter of Credit Issuer shall be guaranteed jointly and severally by any current or hereafter created domestic subsidiaries of Borrower, as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Agent, Lenders and Letter of Credit Issuer.

SECTION 1.7.    PAYMENTS GENERALLY; RIGHT OF AGENT TO MAKE DEDUCTIONS AUTOMATICALLY.

(a)    Payments Generally.

(i)    All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Agent, for the account of the respective Lenders to which such payment is owed, at Agent's Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. Agent will promptly distribute to each Lender its applicable Pro Rata Share (or other applicable share as provided herein) of such payment in like funds by wire transfer to the office designated by such Lender (each, a “Lending Office”). All payments received by Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(ii)    Borrower hereby authorizes Agent: (A) to deduct automatically all principal, interest or fees when due hereunder or under any note from any account of Borrower maintained with Agent; and (B) if and to the extent any payment of principal, interest or fees under this Agreement or any note is not made when due to deduct any such amount from any or all of the accounts of Borrower maintained at Agent. Agent agrees to provide written notice to Borrower of any automatic deduction made pursuant to this Section 1.7(a)(ii) showing in reasonable detail the amounts of such deduction. Each Lender agrees to reimburse Borrower based on its applicable Pro Rata Share for any amounts deducted from such accounts in excess of amount due hereunder and under any other Loan Documents.

(b)    Fundings by Lenders, Payments by Borrower and Presumptions by Agent.

(i)    Unless Agent shall have received notice from a Lender prior to the proposed date of any borrowing of a Line of Credit Advance that such Lender will not make available to Agent such Lender's share of such Line of Credit Advance, Agent may assume that such Lender has made such share available on such date in accordance with Section 1.1(b)(iv) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to Agent, then the applicable Lender, on the one hand, and Borrower, on the other hand, each severally agrees to pay to Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from the date such amount is made available to Borrower to the date of payment to Agent, at: (A) in the case of a payment to be made by such Lender, the greater of the Prime Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Agent in connection with the foregoing; and (B) in the case of a payment to be made by Borrower, a rate per annum equal to Prime Rate Loans. If Borrower and such Lender shall pay such interest to Agent for the same or an overlapping period, Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable borrowing to Agent, then the amount so paid shall constitute such Lender's funding of its Pro Rata Share of such borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Agent.

(ii)    Unless Agent shall have received notice from Borrower prior to the date on which any payment is due hereunder to Agent for the account of Lenders that Borrower will not make such payment, Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. In such event, if Borrower has not in fact made such payment, then Lenders each severally agrees to repay to Agent forthwith on demand the amount so distributed to such Lenders in immediately available funds with interest thereon, for each day from the date such amount is distributed to it to the date of payment to Agent, at the greater of the Prime Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation plus any administrative fees, costs and expenses. A notice of Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)    Obligations of Lenders Several. The obligations of Lenders hereunder to make Line of Credit Advances, to fund participations in Letters of Credit and to make any reimbursement payments to Agent are several and not joint. The failure of any Lender to make any Line of Credit Advance, to fund any such participation or to make any reimbursement payment to Agent on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Line of Credit Advance, purchase its participation or to make its reimbursement payment.

(d)    Funding Sources. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any advance under the Line of Credit in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any advance under the Line of Credit in any particular place or manner.

SECTION 1.8.    SHARING OF PAYMENTS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any Line of Credit Advance made by it, or the participations in any Letter of Credit, resulting in such Lender receiving payment of a proportion of the aggregate amount of such advances or participations and accrued interest thereon greater than its Pro Rata Share (or other applicable share as provided herein) thereof as provided herein, then the Lender receiving such greater proportion shall: (a) notify Agent of such fact; and (b) purchase (for cash at face value) participations in the Line of Credit Advances and subparticipations in Letters of Credit of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective advances under the Line of Credit and other amounts owing them; provided that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 1.8 shall not be construed to apply to: (A) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement; (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Line of Credit Advances or subparticipations in Letters of Credit to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this Section 1.6 shall apply); (C) any cash collateral or other credit support provided to Agent in respect of a Defaulting Lender or Impacted Lender pursuant to Section 1.9 or Section 1.10; (D) any cash collateral or other credit support provided to Agent in respect of a Defaulting Lender or Impacted Lender; or (E) any payment made by Borrower pursuant to Section 1.10(b).

SECTION 1.9.    DEFAULTING LENDERS. Notwithstanding anything to the contrary contained herein, in the event that any Lender at any time is a Defaulting Lender, then: (a) during any Defaulting Lender Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents and such Defaulting Lender's Pro Rata Share of the Line of Credit shall be excluded for purposes of determining “Required Lenders” (provided that the foregoing shall not permit an increase in such Lender's Pro Rata Share of the Line of Credit or an extension of the Maturity Date without such Lender's consent); (b) to the extent permitted by applicable law, until such time as the difference between the amounts required to be advanced by such Defaulting Lender less the amount actually advanced by such Defaulting Lender shall have been reduced to zero, any voluntary prepayment of the Line of Credit shall, if Agent so directs at the time of making such voluntary prepayment, be applied to the Line of Credit Advances of other Lenders as if such Defaulting Lender had no Line of Credit Advances outstanding; (c) such Defaulting Lender's Line of Credit Advances shall be excluded for purposes of calculating any fee payable to the Lenders pursuant to Section 1.3 in respect of any day during any Defaulting Lender Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any such fee payable pursuant to Section 1.3 in respect of such Defaulting Lender Period; (d) if so requested by Agent at any time during the Defaulting Lender Period with respect to such Defaulting Lender, Borrower shall deliver to Agent cash collateral in an amount equal to such Defaulting Lender's Pro Rata Share of the Letters of Credit then outstanding; and (e) the Defaulting Lender's Pro Rata Share of any prepayment made during the Defaulting Lender Period shall be held by Agent as cash collateral for such Defaulting Lender's Pro Rata Share of the Letters of Credit then outstanding. No obligation of any Lender to make Line of Credit Advances shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 1.9, performance by Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section 1.9. The rights and remedies against a Defaulting Lender under this Section 1.10 are in addition to other rights and remedies which Borrower may have against such Defaulting Lender and which Agent or any other Lender may have against such Defaulting Lender.

As used herein, the term “Defaulting Lender” means any Lender that: (a) has failed to fund any portion of any Line of Credit Advance or any participations in any Letter of Credit required to be funded by it hereunder (a “Defaulted Loan”) within one (1) Business Day of the date required to be funded by it hereunder; (b) has otherwise failed to pay over to Agent or any other Lender, as the case may be, any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute; or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or a receiver or conservator has been appointed for such Lender.

As used herein, the term “Defaulting Lender Period” means, with respect to any Defaulting Lender, the period commencing on the date upon which such Lender first became a Defaulting Lender and ending on the earliest of the following dates: (a) the date on which all obligations to make Line of Credit Advances are cancelled or terminated or all obligations of Borrower hereunder are declared or become immediately due and payable; and (b) the date on which such Defaulting Lender is no longer a Defaulting Lender.

SECTION 1.10. REPLACEMENT OF LENDERS.

(a)    Replacement of Lenders Generally. Borrower may with respect to any Specified Lender:

(i)    request one or more of the other Lenders to acquire and assume all of such Specified Lender's Line of Credit Advances (including participations in Letters of Credit) and Pro Rata Share of the Line of Credit, which Lender or Lenders shall have the right, but not the obligation, to so acquire and assume such Specified Lender's Line of Credit Advances (including participations in Letters of Credit) and Pro Rata Share of the Line of Credit pursuant to the procedures set forth in Section 8.4 or

(ii)    with the prior written consent of Agent, designate a replacement bank or financial institution that is an Eligible Assignee (a “Replacement Lender”), which Replacement Lender shall assume all of such Specified Lender's Line of Credit Advances (including participations in Letters of Credit) and Pro Rata Share of the Line of Credit pursuant to the procedures set forth in Section 8.4;

provided that Borrower may not request such Specified Lender to make any assignment and delegation, pursuant to the immediately preceding clauses (i) or (ii), as applicable, if: (1) a Default then exists; (2) as a result of a change in circumstances involving such Lender or otherwise prior to the effectiveness of any such action, such Specified Lender is no longer a Specified Lender as a result of it no longer being a Defaulting Lender or an Impacted Lender; or (3) Borrower has not concurrently taken an action under clause (i) or clause (ii) of this Section 1.10 with respect to all other Lenders who at the time are Specified Lenders;

Any assignment and delegation by, a Specified Lender pursuant to this Section 1.10(a) shall be subject to payment to such Specified Lender of the aggregate Outstanding Amount of its Line of Credit Advances (including participations in Letters of Credit) at the time owing to it, all accrued and unpaid interest thereon, all accrued and unpaid fees and all other amounts payable to it hereunder, which amounts shall be paid to such Specified Lender by the applicable assignee (to the extent of all such outstanding principal and accrued and unpaid interest and fees) and Borrower (to the extent of all such other amounts). Each Lender hereby grants to Agent a power of attorney (which power of attorney, being coupled with an interest, is irrevocable) to execute and deliver, on behalf of such Lender, as assignor, any assignment and assumption necessary to effectuate any assignment of such Lender's interests hereunder in circumstances contemplated by this Section 1.10(a).

(b)    Removal of Specified Lenders. Without limitation of, and in addition to, Borrower's right to replace a Lender in the circumstances and in the manner set forth in Section 1.10(a), if any Lender is a Defaulting Lender or an Impacted Lender, then Borrower may, in the alternative and at its sole expense and effort, upon written notice to such Lender, Agent and Letter of Credit Issuer, require that such Lender be terminated as a Lender hereunder (a “Terminated Lender”); provided that:

(i)    no such termination of a Terminated Lender may occur if any Letter of Credit Obligations (including Unreimbursed Amounts and undrawn availability under outstanding Letters of Credit) remain outstanding as of such the date of termination as requested by Borrower (the “Termination Date”) or, if the Terminated Lender is also Letter of Credit Issuer hereunder, any Letter of Credit of such Terminating Lender, in its capacity as Letter of Credit Issuer, is outstanding hereunder;

(ii)    no such termination of a Terminated Lender may occur if on the Termination Date, after giving effect to the reduction in the aggregate Commitments by the amount of the Terminated Lender's Commitments, (A) the Outstanding Amount of Line of Credit Advances shall exceed the aggregate Commitments as so reduced, or (B) the aggregate Commitments as so reduced shall exceed either the Letter of Credit Sublimit;

(iii)    such Terminated Lender shall have received payment of an amount equal to all accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the Borrower;

(iv)    upon the request of Letter of Credit Issuer made prior to the Termination Date, the Letter of Credit Sublimit has been reduced to the extent requested by Letter of Credit Issuer; and

(v)    such termination does not conflict with applicable Laws.

provided that Borrower may not remove such Defaulting Lender or Impacted Lender pursuant to this Section 1.10(b) if: (1) a Default then exists or (2) as a result of a change in circumstances involving such Lender or otherwise prior to the effectiveness of any such termination, such Defaulting Lender or Impacted Lender is no longer a Defaulting Lender or an Impacted Lender.

Effective on the Termination Date, the Commitments of the Terminated Lender shall terminate, the aggregate Commitments shall thereupon equal the remaining Commitments, and the Pro Rata Share of the remaining Lenders hereunder shall be deemed to be adjusted to take into account such termination. Agent shall promptly notify the remaining Lenders and Letter of Credit Issuer of the occurrence of the Termination Date as to a Terminated Lender, the revised aggregate Commitments and the Pro Rata Shares of the Lenders hereunder, and the currently effective Letter of Credit Sublimit. For the avoidance of doubt, nothing in this Section 1.10(b) shall be construed as or shall increase the Commitments of any Lender hereunder, and the sole effect on the remaining Lenders shall be the foregoing adjustment in their respective Pro Rata Shares as a result of such termination.

As used herein, the term “Specified Lender” means, at any time, any Lender: (a) that has requested compensation under Section 1.11 and has not rescinded such request within five (5) Business Days of the making thereof; (b) to whom Borrower must pay an additional amount (or on whose behalf Borrower must pay an additional amount to a governmental authority) pursuant to Section 1.11; (c) that is a Defaulting Lender; or (d) that is a Lender that may, but does not, provide its consent to any matter as to which Required Lenders may give and have given their consent pursuant to Section 8.5.

As used herein, the term “Impacted Lender” means, with respect to any requested issuance of a Letter of Credit or any requested funding of a Swing Advance, a Defaulting Lender or a Lender as to which (a) Letter of Credit Issuer has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, or (b) a person that controls such Lender has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or a receiver or conservator has been appointed for such person.

(c)    Certain Rights as a Lender. Upon the prepayment of all amounts owing to any Specified Lender and the termination of such obligations to make advances under the Line of Credit pursuant to this Section 1.10, such Specified Lender shall no longer constitute a “Lender” for purposes hereof; provided that such Specified Lender shall continue to be entitled to the benefits of Section 8.3 with respect to facts and circumstances occurring prior to the date on which all amounts owing to such Specified Lender were prepaid in full and the obligations to make advances under the Line of Credit of such Specified Lender were terminated pursuant to this Section 1.10.

(d)    Evidence of Replacement. Promptly following the removal or replacement of any Specified Lender in accordance with this Section 1.10, Agent shall distribute an amended Schedule 1, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of Lenders and adjustments of their respective Pro Rata Shares, as applicable, resulting from any such removal or replacement.

SECTION 1.11. TAXES AND REGULATORY COSTS. Borrower shall pay to Agent, on account of the applicable Lender, immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (a) withholdings, interest, equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to any Line of Credit Advance or Letter of Credit, and (b) future, supplemental, emergency or other charges, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or capital or liquidity costs or requirements imposed by any domestic or foreign governmental authority or resulting from compliance by such Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to any Line of Credit Advance or Letter of Credit. In determining which of the foregoing are attributable to Borrower hereunder, any reasonable allocation made by such Lender among its operations shall be conclusive and binding upon Borrower. It is understood and agreed that any such charges, assessment rates or other costs imposed upon any Lender under (x) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “future, supplemental, emergency or other charge”, regardless of the date enacted, adopted or issued.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to Agent and each Lender:

SECTION 2.1.    LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required, except in those states in which the failure to so qualify or to be so licensed could not reasonably be expected to have a material adverse effect on Borrower.

SECTION 2.2.    AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Agent or any Lender in connection herewith (collectively, the “Loan Documents”) have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, as applicable, enforceable in accordance with their respective terms.

SECTION 2.3.    NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Certificate of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound, except where such violation, contravention, breach or default would not reasonably be expected to have a material adverse effect on Borrower.

SECTION 2.4.    LITIGATION. There are no pending, or to Borrower's knowledge threatened in writing, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency involving more than $1,000,000 individually, or $10,000,000 in the aggregate, or which would reasonably be expected to have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Agent in writing or in Borrower's periodic and other reports, proxy statements and other materials filed with the SEC or distributed to its stockholders (the “SEC Filings”) prior to the date hereof. As used in this Agreement, “SEC” means the Securities and Exchange Commission, any entity succeeding to any or all of the functions of the Securities and Exchange Commission or any national securities exchange or analogous agency, authority, instrumentality, regulatory body, court or other entity.

SECTION 2.5.    CORRECTNESS OF FINANCIAL STATEMENT. The annual financial statement of Borrower dated December 31, 2011, and all interim financial statements delivered to Agent since said date,

true copies of which have been delivered by Borrower to Agent prior to the date hereof, (a) are complete and correct in all material aspects and present fairly the financial condition of Borrower, (b) disclose all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with generally accepted accounting principles consistently applied. Other than for Permitted Liens, Borrower has not mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Agent or as otherwise permitted by Agent in writing.

As used herein, the term “Permitted Liens” means (i) Liens for taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate proceedings, and for which appropriate reserves are maintained in accordance with GAAP; (ii) Liens on any property held or acquired by Borrower securing indebtedness not to exceed the amounts set forth in Section 5.2(c) below incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property or existing on such property when acquired; (iii) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default (iv) liens and setoff rights in favor of other financial institutions arising in connection with Borrower's deposit accounts held at such institutions, provided the existence of such accounts does not conflict with the provisions of Section 4.9(c) hereof, (v) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (vi) liens incurred or deposits made in the ordinary course of business with utility companies, (vii) liens incurred or deposits or pledges made to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), public or statutory or regulatory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations arising in the ordinary course of business (viii) materialmen's, landlord's, mechanics', repairmen's, workmen's, employees' or other like liens arising in the ordinary course of business, (ix) non-exclusive license of intellectual property granted to third parties in the ordinary course of business, and licenses of intellectual property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States, (x) liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums, (xi) easements, reservations, rights-of-way, minor defects or irregularities in title and other similar charges or encumbrances affecting real property, and (xii) any interest or title of a lessor or sub-lessor under any lease of real property in the ordinary course of business.

SECTION 2.6.    INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year, except as disclosed in SEC reporting.

SECTION 2.7.    NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

SECTION 2.8.    PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

SECTION 2.9.    ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a “Plan”); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, in each case under any agreements involving monetary liability, which default or defaults result in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in excess of Five Million Dollars ($5,000,000).

SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Agent in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

SECTION 2.12. MARGIN STOCK. Neither Borrower nor any subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Line of Credit Advances or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. Following the application of the proceeds of each Line of Credit Advance or Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of Borrower only or of Borrower and its subsidiaries on a Consolidated basis) will be “margin stock”. If requested by any Lender (through Agent) or Agent, Borrower will furnish to Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1 referred to in Regulation U.

ARTICLE III
CONDITIONS

SECTION 3.1.    CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Lenders and Letter of Credit Issuer to extend any credit contemplated by this Agreement is subject to the fulfillment to Agent, each Lender and Letter of Credit Issuer's satisfaction of all of the following conditions:

(a)    Approval of Counsel. All legal matters incidental to the extension of credit by Lenders shall be satisfactory to Agent's counsel.

(b)    Documentation. Agent shall have received, in form and substance satisfactory to Agent, Lenders and Letter of Credit Issuer, each of the following, duly executed:

(i)    This Agreement and each promissory note or other instrument or document required hereby.
(ii)    Corporate Resolution: Borrowing.
(iii)    Certificate of Incumbency.
(iv)    Disbursement Order.
(v)    Such other documents as Agent or any Lender may require under any other Section of this Agreement, including a Letter of Credit application.

(c)    Financial Condition. There shall have been no material adverse change, as determined by Agent and Lenders, in the financial condition or business of Borrower or any guarantor hereunder, nor any material decline, as determined by Agent and Lenders, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any such guarantor.

(d)    Insurance. Borrower shall have delivered to Agent evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Agent, and where required by Agent, with loss payable endorsements in favor of Agent.

SECTION 3.2.    CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Agent and Lenders to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Agent's and each Lender's satisfaction of each of the following conditions:

(a)    Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and, except as disclosed to Agent or in the SEC Filings, on the date of each extension of credit by any Lender or Letter of Credit Issuer pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Default or Event of Default, shall have occurred and be continuing or shall exist.

(b)    Documentation. Agent shall have received all additional documents which may be required in connection with such extension of credit.

(c)    Additional Letter of Credit Documentation. Prior to the issuance of each Letter of Credit, Letter of Credit Issuer shall have received a Letter of Credit Agreement on Letter of Credit Issuer's standard form, properly completed and duly executed by Borrower.

(d)    No Material Adverse Change. There shall not exist or have occurred any event or condition that impairs, or is substantially to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

ARTICLE IV
AFFIRMATIVE COVENANTS

Borrower covenants that so long as any Lender or Letter of Credit Issuer remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Agent, any Lender or Letter of Credit Issuer under any of the Loan Documents remain outstanding, and until payment in full of all obligations (other than inchoate indemnity obligations) of Borrower subject hereto, Borrower shall, unless Required Lenders otherwise consent in writing:

SECTION 4.1.    PUNCTUAL PAYMENTS. Within seven (7) days after such obligations are due and payable, pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

SECTION 4.2.    ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Agent, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

SECTION 4.3.    FINANCIAL STATEMENTS. Provide to Agent in sufficient number of copies for the delivery to each Lender all of the following, in form and detail satisfactory to Agent and Required Lenders:

(a)    not later than 120 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accountant acceptable to Required Lenders, to include balance sheet, income statement, and statement of cash flow;

(b)    not later than 45 days after and as of the end of each fiscal quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet, income statement, and statement of cash flow;

(c)    not later than 90 days after the end of each fiscal year, an annual budget and projection report, prepared by Borrower;

(d)    contemporaneously with each fiscal quarter financial statement of Borrower required hereby, a certificate of the president or chief financial officer of Borrower that said financial statements are accurate and that there exists no Default or Event of Default;

(e)    concurrently with the submission of each request for a Line of Credit Advance or issuance of a Letter of Credit, a certificate of the president or chief financial officer of Borrower that the financial statements referred to in Section 4.3(d) are accurate, that there exists no Default or Event of Default; and

(f)    from time to time such other information as Agent or Required Lenders may reasonably request.

SECTION 4.4.    COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business, the noncompliance with or violation of which could reasonably be expected to have a material adverse effect on Borrower's business.

SECTION 4.5.    INSURANCE. Maintain and keep in force, for each business in which Borrower is engaged, insurance of the types and in amounts customarily carried in similar lines of business, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Required Lenders, and deliver to Agent from time to time at Required Lenders' request schedules setting forth all insurance then in effect.

SECTION 4.6.    FACILITIES. Keep all properties necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

SECTION 4.7.    TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision with adequate reserves under GAAP for eventual payment thereof in the event Borrower is obligated to make such payment.

SECTION 4.8.    LITIGATION. Except as disclosed in Borrower's SEC Filings, promptly give notice in writing to Agent of any litigation pending or threatened in writing against Borrower involving more than $1,000,000 individually, or $10,000,000 in the aggregate.

SECTION 4.9.    FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

(a)    Modified Quick Ratio not less than 1.05 to 1.00 at all times, measured on a consolidated basis at each fiscal quarter end.

As used herein, the term “Modified Quick Ratio” means the aggregate of consolidated unrestricted cash, unrestricted short‑term and long‑term marketable securities and net accounts receivable of Borrower and its subsidiaries divided by total current liabilities and borrowings under the Line of Credit (including, without limitation, all Line of Credit Advances).

(b)    Funded Debt to Adjusted EBITDA not greater than 2.00 to 1.00 at all times, measured quarterly using trailing 12 months EBITDA.

As used herein, “Funded Debt” means, as of any date of determination, with respect to Borrower and its subsidiaries on a consolidated basis, determined in accordance with GAAP, the outstanding principal amount of all indebtedness owing by Borrower and its subsidiaries, whether current or long‑term, including, without limitation, the obligations under this Agreement and all obligations evidenced by notes, loan agreements or other similar instruments, bonds, debentures, reimbursement agreements, bankers' acceptances, bank guaranties, capital leases, synthetic leases, surety bonds and similar instruments and the maximum drawing amount of all standby and commercial letters of credit outstanding (other than any standby or commercial letters of credit to the extent that they are cash collateralized). If, at any time, any change in GAAP would affect the definition of Funded Debt and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

As used herein, the term “Adjusted EBIDTA” means, for any period, with respect to Borrower and its subsidiaries Consolidated Net Income, minus without duplication and to the extent included in determining such Consolidated Net Income, extraordinary or other non‑recurring non‑cash gains and interest income plus, without duplication and to the extent excluded in determining such Consolidated Net Income, (i) extraordinary or other non-recurring non-cash losses, including any non-cash charges for stock-based compensation expenses and impairment of intangibles, (ii) consolidated interest expense, (iii) income taxes, (iv) depreciation and amortization, (v) amortization of acquired inventory write‑up to fair market value in accordance with GAAP, and (vi) expenses incurred in connection with certain one‑time events as may in the future occur, subject to the mutual agreement of Borrower and Required Lenders, in each case for such period, as determined in accordance with GAAP.

As used herein, the term “Consolidated Net Income” means, for any specified period, the net income or loss of Borrower and its subsidiaries determined for such period on a consolidated basis in accordance with GAAP.

(c)    Maintain Borrower's primary collection and disbursement deposit account(s) with Wells Fargo or any banking affiliate of Wells Fargo.

SECTION 4.10. NOTICE TO AGENT. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Agent in reasonable detail of: (a) the occurrence of any Default or Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property.

ARTICLE V
NEGATIVE COVENANTS

Borrower further covenants that so long as any Lender or Letter of Credit Issuer remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated, but excluding inchoate indemnity obligations) of Borrower to Agent, any Lender or Letter of Credit Issuer under any of the Loan Documents remain outstanding, and until payment in full of all obligations (other than inchoate indemnity obligations) of Borrower subject hereto, Borrower shall not without Agent and Required Lenders' prior written consent:

SECTION 5.1.    USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

SECTION 5.2.    OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Agent and Lenders under the Loan Documents, (b) any other liabilities of Borrower existing as of, and disclosed to Agent and Lenders prior to, the Closing Date, (c) new purchase money debt and other term debt in amounts not to exceed an aggregate of $20,000,000.00 at any time (provided that, for the avoidance of doubt, this Section 5.2(c) shall not permit to exist any revolving or working capital debt other than the liabilities of Borrower to Agent and Lenders under the Loan Documents), (d) the issuance of unsecured, subordinated convertible debt, provided, however, that such debt is subordinated in writing on terms reasonably acceptable to Required Lenders and that Borrower is in proforma compliance with financial covenants both pre and post issuance of debt, (e) indebtedness to trade creditors incurred in the ordinary course of business, (f) indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business, (g) indebtedness secured by Permitted Liens, (h) indebtedness between Borrower and its subsidiaries in the ordinary course of business, and (h) extensions, refinancings, modifications and restatements of the foregoing provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms.

SECTION 5.3.    MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Borrower may enter into mergers or acquisitions with, and make loans or advances to and equity investments in, and sell, lease or transfer assets to third party entities so long as Borrower is the surviving entity (as applicable) and Borrower is in pro forma compliance with financial covenants both before and after each such merger, consolidation, acquisition, loan, advance, equity investment, sale, lease or transfer of assets.

SECTION 5.4.    GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except (i) any of the foregoing in favor of Agent and Lenders pursuant to the Loan Documents, and (ii) in the ordinary course of Borrower's business.

SECTION 5.5.    LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except (a) any of the foregoing existing as of, and disclosed to Agent and Lenders prior to, the date hereof, (b) any of the foregoing in accordance with the provisions of Section 5.3 above, (c) additional loans, advances or investments in or to Borrower's subsidiaries in the ordinary course of business, or (d) investments made pursuant to a Board-approved investment policy.

SECTION 5.6.    PLEDGE OF ASSETS. Other than for Permitted Liens, mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing in favor of Agent and Lenders pursuant to the Loan Documents or which is existing as of, and disclosed to Agent and Lenders in writing prior to, the date hereof.

ARTICLE VI
EVENTS OF DEFAULT

SECTION 6.1.    The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

(a)    Borrower shall fail to pay, within seven (7) days of when due, any principal, interest, fees or other amounts payable under any of the Loan Documents (provided that such seven (7) day cure period shall not apply to payments due upon the Maturity Date and that during the cure period, the failure to make or pay any payment specified under this subclause (a) is not an Event of Default, but no credit extension will be made during the cure period).

(b)    Any financial statement or certificate furnished to Agent or Lenders in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

(c)    Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those specifically described as an “Event of Default” in this Section 6.1), and with respect to any such default that by its nature can be cured, such default shall continue for a period of thirty (30) days from its occurrence.

(d)    Any default in the payment or performance of any monetary obligation in excess of $5,000,000, or any defined event of default, under the terms of any contract, instrument or document (other than any of the Loan Documents) pursuant to which Borrower or any guarantor hereunder (with each such guarantor referred to herein as a “Third Party Obligor”) has incurred any debt for borrowed money in an amount greater than $5,000,000.

(e)    Borrower or any Third Party Obligor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Third Party Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (“Bankruptcy Code”), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or Borrower or any Third Party Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Third Party Obligor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any Third Party Obligor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors (collectively, “Bankruptcy Laws”).

(f)    The filing of a notice of judgment lien against Borrower in an amount of at least $5,000,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall remain unsatisfied for thirty (30) days and is not discharged or stayed (whether through the posting of a bond or otherwise) within thirty (30) days; or the recording of any abstract of judgment against Borrower in an amount of at least $5,000,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) and the same is not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise) in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower and the same is not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); or the entry of one or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least $5,000,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against

Borrower and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Third Party Obligor.

(g)    [Intentionally Omitted].

(h)    The dissolution or liquidation of Borrower or any Third Party Obligor if a corporation, partnership, joint venture or other type of entity; or Borrower or any such Third Party Obligor, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such Third Party Obligor.

(i)    60 days after the occurrence of any Change in Control of Borrower, coupled with removal or departure of Balu Balakrishnan as Chief Executive Officer.

As used herein, the term “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Borrower representing more than fifty percent (50%) of the combined voting power of the Borrower's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Borrower directly from the Borrower, (B) on account of the acquisition of securities of the Borrower by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Borrower's securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Borrower through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Borrower reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Borrower, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur; or

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Borrower and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Borrower immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving corporation, partnership, limited liability company or other entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving corporation, partnership, limited liability company or other entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Borrower immediately prior to such transaction.

As used herein, the term “Exchange Act Person” means any natural person, corporation, partnership, limited liability company or other entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), except that “Exchange Act Person” shall not include (i) the Borrower or any subsidiary of the Borrower, (ii) any employee benefit plan of the Borrower or any subsidiary of the Borrower or any trustee or other fiduciary holding securities under an employee benefit plan of the Borrower or any subsidiary of the Borrower, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) a corporation, partnership, limited liability company or other entity Owned, directly or indirectly, by the stockholders of the Borrower in substantially the same proportions as their Ownership of stock of the Borrower; or (v) any natural person, corporation, partnership, limited liability company or other entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the date hereof, is the Owner, directly or indirectly, of securities of the Borrower representing more than fifty percent (50%) of the combined voting power of the Borrower's then outstanding securities.
A person or corporation, partnership, limited liability company or other entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or corporation, partnership, limited liability company, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

SECTION 6.2.    REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Required Lenders' option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of any Lender or Letter of Credit Issuer to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Agent and Lenders shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Agent shall, the request of, or may, with the consent of, Required Lenders, be exercised at any time by Agent and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

ARTICLE VII
AGENT

SECTION 7.1.    APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby irrevocably appoints Wells Fargo to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of Agent and Lenders, and Borrower shall not have rights as a third party beneficiary of any of such provisions.

SECTION 7.2.    RIGHTS AS A LENDER. If the person serving as Agent hereunder is also a “Lender,” such person shall have the same rights and powers in such capacity as any other person in such capacity and may exercise the same as though it were not Agent. Such person and its affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any subsidiary or affiliate of borrower as if such person were not Agent hereunder and without any duty to account therefor to any Lender.

SECTION 7.3.    EXCULPATORY PROVISIONS. Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent:

(a)    No Fiduciary Duties. Shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    No Obligations Regarding Certain Actions. Shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in any other Loan Documents, as applicable; provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable laws;

(c)    Disclosure Obligations. Shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its affiliates that is communicated to or obtained by the person serving as Agent or any of its affiliates in any capacity; and

(d)    Limitation on Liability. Shall not be liable for any action taken or not taken by it: (i) with the consent or at the request of Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 6.2 and Section 8.5); or (ii) in the absence of its own gross negligence or willful misconduct. Agent shall be deemed not to have knowledge of any Default, unless and until Borrower or a Lender provides written notice to Agent describing such Default. Agent shall not be responsible for or have any duty to ascertain or inquire into: (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document; (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default; (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document; or (E) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.

SECTION 7.4.    RELIANCE BY AGENT. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Line of Credit Advance, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a specified Lender, Agent may presume that such condition is satisfactory to such Lender, unless Agent shall have received notice to the contrary from such Lender prior to the making of such Line of Credit Advance, or the issuance of such Letter of Credit. Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts it selects and shall not be liable for any action it takes or does not take in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.5.    DELEGATION OF DUTIES. Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents it appoints. Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Article VII shall apply to any such sub‑agent and to the related parties of Agent and any such sub‑agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein, as well as activities as Agent.

SECTION 7.6.    RESIGNATION OF AGENT. Agent may at any time give notice of its resignation to Lenders and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right, with, unless an Event of Default exists, the consent of Borrower (which consent shall not be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of Lenders, appoint a successor Agent meeting the qualifications set forth in this Section 7.6; provided that, if Agent shall notify Lenders and Borrower that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Agent on behalf of any Lender under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for in this Section 7.6. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in this Section 7.6). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article VII and Section 8.3 shall continue in effect for the benefit of such retiring Agent, its sub‑agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Any resignation by Wells Fargo as Agent pursuant to this Section 7.6 shall also constitute its resignation as Letter of Credit Issuer. Upon the acceptance of a successor's appointment as Agent hereunder: (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer; (ii) the retiring Letter of Credit Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents; and (iii) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.

SECTION 7.7.    NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender acknowledges that it has, independently and without reliance upon Agent, any other Lender or any of their related parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent, any other Lender or any of their related parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 7.8.    NO OTHER DUTIES, ETC. Notwithstanding anything to the contrary contained herein, no person identified herein or on the facing page or signature pages hereof as a “Syndication Agent,” “Documentation Agent,” “Co‑Agent,” “Book Manager,” “Book Runner,” “Arranger,” “Lead Arranger,” “Co‑Lead Arranger” or “Co‑Arranger,” if any, shall have or be deemed to have any right, power, obligation, liability, responsibility or duty under this Agreement or the other Loan Documents, other than in such person's capacity as: (a) Agent, a Lender, issuer of Letters of Credit hereunder; and (b) an Indemnitee hereunder.

As used herein, the term “Indemnitee” means, collectively, Agent (and any sub‑agent thereof), each Lender, Letter of Credit Issuer and each related party of any of the foregoing persons.

SECTION 7.9.    AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, Agent (irrespective of whether the principal of any amount under the Line of Credit or any Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Line of Credit and any Letter of Credit and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agent and their respective agents and counsel and all other amounts due Lenders and Agent under Section 1.3 and Section 8.3) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Section 1.3 and Section 8.3. Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.1.    NO WAIVER. No delay, failure or discontinuance of Agent or Lenders in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lenders of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

SECTION 8.2.    NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

BORROWER:	POWER INTEGRATIONS, INC.
5245 Hellyer Avenue
San Jose, CA 95138

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION
Santa Clara Technology Regional Commercial Banking Office
121 S. Market Street, 2nd Floor
San Jose, CA 95113

LENDERS:	As set forth on Schedule 1

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

SECTION 8.3.    COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Agent and Lenders immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Agent's and/or any Lender's in-house counsel), expended or incurred by Agent or any Lender in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Agent's continued

administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Agent and Lenders' rights and/or the collection of any amounts which become due to Agent or any Lender under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Agent or any Lender or any other person) relating to Borrower or any other person or entity.

SECTION 8.4.    SUCCESSORS, ASSIGNMENT.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Agent, each Lender and Letter of Credit Issuer, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 8.4; (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 8.4; or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 8.4; and any other attempted assignment or transfer by any party hereto shall be null and void. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 8.4 and, to the extent expressly contemplated hereby, the related parties of each of Agent, each Lender and Letter of Credit Issuer) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by any Lender. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Line of Credit Advances (including for purposes of this subsection (b), participations in Letter of Credit Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment(s) and the Line of Credit Advances at the time owing to it, no minimum amount need be assigned;

(B)    in any case not described in the immediately preceding subclause (A), the aggregate amount of any Commitment (which, for this purpose, includes the Outstanding Amount of all Line of Credit Advances hereunder with respect thereto) or, if the applicable Commitment is not then in effect, the Outstanding Amount of the Line of Credit Advances of the assigning Lender subject to each such assignment (determined as of the date the assignment and assumption with respect to such assignment is delivered to Agent or, if “Trade Date” is specified in such assignment and assumption, as of such “Trade Date”) shall not be less than $10,000,000.00, unless (I) Agent consents (which consent shall not be unreasonably withheld or delayed) and (II) so long as an Event of Default has not occurred and is continuing), Borrower consents (which consent shall not be unreasonably withheld); provided that Borrower shall be deemed to have consented to any such amount unless it shall have objected thereto by written notice to Agent within five (5) Business Days following the date it receives notice of such proposed assignment.

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender's rights and obligations under this Agreement with respect to the Line of Credit Advances or Commitments assigned.

(iii)    Required Consents. No consent shall be required for any assignment other than:

(A)    any consent required by required by Section 8.4(b)(i)(B);

(B)    the consent of Borrower (which consent shall not be unreasonably withheld); provided that no consent of Borrower shall be required under this Section 8.4(b)(iii)(B) if (I) an Event of Default has occurred and is continuing or (II) such assignment is to an Eligible Assignee; provided further that Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to Agent within five (5) Business Days following the date it received notice of such proposed assignment;

(C)    the consent of Agent (which consent shall not be unreasonably withheld or delayed) if such assignment is: (I) an assignment of a Commitment to a person (irrespective of whether such person is an Eligible Assignee) who does not then have a Commitment; or (II) an assignment of Line of Credit Advances to a person that is not an Eligible Assignee; and

(D)    the consent of Letter of Credit Issuer (which consent shall not be unreasonably withheld or delayed) if such assignment increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to Agent an assignment and assumption, together with a processing and recordation fee in the amount of $3,500.00; provided that Agent: (A) waives such processing and recordation fee in connection with any assignment effected pursuant to Section 1.10(a); and (B) may, in its sole discretion, elect to waive such processing and recordation fee in the case of any other assignment. The assignee, if it is not a Lender, shall deliver to Agent such administrative details as Agent may request in order to carry out its duties as Agent.

(v)    No Assignment to Borrower. No such assignment shall be made to Borrower or any of its Affiliates or Subsidiaries.

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by Agent pursuant to subsection (c) of this Section 8.4, from and after the effective date specified in each assignment and assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of the assigning Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 1.11 and Section 8.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, Borrower (at its expense) shall execute and deliver notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lending Party of a participation in such rights and obligations in accordance with subsection (d) of this Section 8.4.

(c)    Register. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Agent's Office a copy of each assignment and assumption delivered to it and a register of Lenders and Letter of Credit Issuer. The entries in such register shall be conclusive, and Borrower, Agent, Lenders and

Letter of Credit Issuer may treat each person whose name is recorded in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by each of Borrower and Letter of Credit Issuer, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from Agent a copy of such register.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Agent, sell participations to any Participant in all or a portion of such person's rights and/or obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Line of Credit Advances (including such Lender's participations in Letter of Credit Obligations) owing to it); provided that: (i) such person's obligations under this Agreement shall remain unchanged; (ii) such person shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) Borrower, Agent, Lenders and Letter of Credit Issuer shall continue to deal solely and directly with such person in connection with such person's rights and obligations under this Agreement; and (iv) the amount of such participation shall not be less than $10,000,000.00 (or the Outstanding Amount of any Line of Credit Advances). Any document pursuant to which a Lender sells such a participation shall provide that such person shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such document may provide that such person will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 8.5 that affects such Participant. Subject to subsection (e) of this Section 8.4, Borrower agrees that each Participant shall be entitled to the benefits of Section 1.12 to the same extent as if it were a Lender hereunder and had acquired its interest by assignment pursuant to subsection (b) of this Section 8.4. To the extent permitted by law, each Participant also shall be entitled to the benefits of any right of setoff hereunder as though it were a Lender Party, as long as such Participant agrees to be subject to Section 1.8 as though it were a Lender.

(e)    Limitation upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 1.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent.

(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its note, if any) to secure obligations of such Lender owing to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper‑based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Laws, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transactions Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)    Resignation as Letter of Credit Issuer. Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Commitments and Loans pursuant to subsection (b) of this Section 8.4, Wells Fargo may upon thirty (30) days' notice to Borrower and all Lenders, resign as Letter of Credit Issuer. In the event of any such resignation as Letter of Credit Issuer, Borrower shall be entitled to appoint from among Lenders a successor Letter of Credit Issuer; provided that no failure by Borrower to appoint any such successor shall affect the resignation of Wells Fargo as Letter of Credit Issuer. If Wells Fargo resigns as Letter of Credit Issuer, it shall retain all the rights and obligations of Letter of Credit Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Letter of Credit Issuer and all Letter of Credit Obligations with respect thereto (including the right to require Lenders to make Line of Credit Advances that are Prime Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 1.2(c)).

SECTION 8.5.    AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any subsidiary thereof therefrom, shall be effective unless in writing signed by Required Lenders (or Agent at the written request of Required Lenders) and Borrower as the case may be, with receipt acknowledged by Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a)    Matters Involving Certain Lenders.

(i)    postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to any Lender hereunder or under any other Loan Document, or reduce the amount due to any Lender on any such date, in each case without the written consent of such Lender; or

(ii)    reduce the principal of, or the rate of interest or commitment fee specified herein on, any Line of Credit Advance or any Commitment or other amounts payable to any Lender hereunder or under any other Loan Document, in each case without the written consent of such Lender; or

(iii)    increase, extend the expiry of, or reinstate, the Commitment of any Lender without the written consent of such Lender;

(b)    Matters Involving All Lenders. Unless in writing and signed by all Lenders with receipt acknowledged by Agent, do any of the following:

(i)    increase or extend the Commitments or the Letter of Credit Sublimit (or reinstate any such Commitment or the Letter of Credit Sublimit to the extent terminated pursuant to Section 6.2) without the consent of each Lender; or

(ii)    amend any provision herein providing for consent or other action by all Lenders; or

(iii)    amend the definition of “Required Lenders”; or

(iv)    amend this Section 8.5; or

(v)    release all or any portion of any collateral securing the obligations of Borrower under this Agreement and the other Loan Documents; or

(vi)    release or terminate any guaranty in favor of Agent guaranteeing the payment or performance of any obligations under this Agreement or any other Loan Document; or

(vii)    amend the definition of “Maturity Date”;

(c)    Matters Involving Required Lenders. No such waiver, amendment or consent to any representation, warranty, covenant, Event of Default or other provision of any Loan Document shall be effective for purposes of Section 3.2 with respect to the making of Line of Credit Advances or the issuance of any Letter of Credit, the extension of the expiry date of any Letter of Credit or the increase of the amount of any Letter of Credit after the Closing Date unless in writing and signed by Required Lenders and Borrower, with receipt acknowledged by Agent;

provided further that: (i) no amendment, waiver or consent shall, unless in writing and signed by Letter of

Credit Issuer in addition to such Lenders as are otherwise required by this Section 8.5, affect the rights or duties of Letter of Credit Issuer under this Agreement or any related document relating to any Letter of Credit issued or to be issued by it; and (ii) no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to such Lenders as are otherwise required by this Section 8.5, affect the rights or duties of Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Lender who is at the time a Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

SECTION 8.6.    ENTIRE AGREEMENT. This Agreement and the other Loan Documents constitute the entire agreement between the parties hereto with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof.

SECTION 8.7.    NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 8.8.    TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 8.9.    SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 8.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

SECTION 8.11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

SECTION 8.12. ARBITRATION.

(a)    Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

(b)    Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)    No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d)    Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)    Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(f)    Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)    Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)    Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

(i)    Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

(j)    Small Claims Court. Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court's jurisdiction. Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys' fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.

SECTION 8.13. USA PATRIOT ACT NOTICE. Each Lender that is subject to the Patriot Act and Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that, pursuant to the requirements of the Patriot Act, they are required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Agent, as applicable to identify Borrower in accordance with the Patriot Act.

As used herein, the term “Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

BORROWER:		AGENT:

WELLS FARGO BANK,
POWER INTEGRATIONS, INC.		NATIONAL ASSOCIATION

By:	/s/ Balu Balakrishnan	By:	/s/ Greg P. Cohn
	Balu Balakrishnan,		Greg P. Cohn,
	President & CEO		Senior Vice President

LENDERS:

WELLS FARGO BANK,
NATIONAL ASSOCIATION		UNION BANK, N.A.

By:	/s/ Greg P. Cohn	By:	/s/ Michael J. McCutchin
	Greg P. Cohn,		Michael J. McCutchin,
	Senior Vice President		Vice President

LETTER OF CREDIT ISSUER:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ Greg P. Cohn
Greg P. Cohn,
Senior Vice President

Schedule 1 to Credit Agreement

Lender	Address	Commitment	Pro Rata Share
Wells Fargo Bank, National Association	Santa Clara Technology Regional Commercial Banking Office 121 S. Market Street, 2nd Floor San Jose, CA 95113	$65,000,000.00	65%
Union Bank, N.A.	San Jose Regional Office 99 Almaden Boulevard, Suite 200 MC 1-645 San Jose, CA 95113	$35,000,000.00	35%
Total:		$100,000,000.00	100%

Schedule 2 to Credit Agreement

Existing Letters of Credit

Beneficiary	Number	Issue Date	Expiry Date	Letter of Credit Issue Amount
SS SC IP Holdings, LLC c/o Southern Farm Bureau Life Insurance Attn: Chief Investment Officer 1401 Livingston Rd. Jackson, Mississippi 39213	IS0002369	August 11, 2011	August 19, 2012	$15,000,000

Exhibit A to Credit Agreement

LIBOR Early Termination Prepayment Example

Amount of LIBOR Rate Loans:	$1,000,000.00
Initial Date:	February 1, 2013
Fixed Rate Term:	90 days	to May 1, 2013
Initial Rate (for illustrative purposes only):	0.45%
Termination Date:	April 1, 2013	April 1, 2013
Days Remaining:	30 days	30 days
LIBOR at Termination Date for Days Remaining (30-day LIBOR):	0.3%	0.5%
Two Examples - one rate higher and one rate lower at the time of termination
Prepayment Calculation
	Rate Lower	Rate Higher
Interest over remaining 30 days if no termination:	375	375
Interest over remaining 30 days at new LIBOR Rate at Termination Date (i.e., 0.30% and 0.50% with 30 days remaining):	250	417
Difference in interest over remaining days in term:	125	(42)
Prepayment that would apply:	125	none

LINE OF CREDIT NOTE

$65,000,000.00	San Jose, California
July 5, 2012
FOR VALUE RECEIVED, the undersigned POWER INTEGRATIONS, INC. (“Borrower”) promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”) at the Agent's Office described in the Credit Agreement, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal amount of Sixty‑Five Million Dollars ($65,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement, whether before or after any breach hereof at the rate(s) per annum and on the terms set forth in the Credit Agreement, dated as of July 5, 2012, among Borrower, Union Bank, N.A. (“Union”), Wells Fargo, each other financial institution listed on Schedule 1 thereto (collectively, including Wells Fargo in its capacity as a lender thereunder, the “Lenders”), and Wells Fargo as administrative agent for the Lenders (in such capacity, “Agent”), as amended, restated, modified and/or supplemented from time to time (the “Credit Agreement”).
Borrower promises to pay interest on the unpaid principal amount of each Line of Credit Advance as provided in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) as set forth in the Credit Agreement.
This Note is one of the notes made pursuant to the Credit Agreement. All terms defined in the Credit Agreement shall have the same meaning when used herein, and the rates of interest applicable hereto shall change from time to time in accordance with the terms of the Credit Agreement.
The unpaid principal balance of this Note at any time shall be the total of all amounts advanced hereunder by the holder hereof less the amount of all principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note, together with any accrued and unpaid interest thereon, shall be due and payable in full on July 5, 2015. Borrower may prepay principal on this Note solely in accordance with the terms of the Credit Agreement.
Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Line of Credit Advances made by the holder of this Note shall be evidenced by one or more loan accounts or records maintained by the holder of this Note in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Line of Credit Advances and payments with respect thereto.
Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

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This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent the holder of this Note has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive the holder of this Note of such rights and remedies as may be available under Federal law.
[Signature follows on next page.]

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IN WITNESS WHEREOF, the undersigned has caused this promissory note to be duly executed as of the day and year first written above.

POWER INTEGRATIONS, INC.,
a Delaware corporation

By:	/s/ Balu Balakrishnan
Name:	Balu Balakrishnan,
Title:	President & CEO

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LINE OF CREDIT NOTE

$35,000,000.00	San Jose, California
July 5, 2012
FOR VALUE RECEIVED, the undersigned POWER INTEGRATIONS, INC. (“Borrower”) promises to pay to the order of UNION BANK, N.A. (“Union”) at the Agent's Office described in the Credit Agreement, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal amount of Thirty‑Five Million Dollars ($35,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement, whether before or after any breach hereof at the rate(s) per annum and on the terms set forth in the Credit Agreement, dated as of July 5, 2012, among Borrower, Union, Wells Fargo Bank, National Association (“Wells Fargo”), each other financial institution listed on Schedule 1 thereto (collectively, including Wells Fargo in its capacity as a lender thereunder, the “Lenders”), and Wells Fargo as administrative agent for the Lenders (in such capacity, “Agent”), as amended, restated, modified and/or supplemented from time to time (the “Credit Agreement”).
Borrower promises to pay interest on the unpaid principal amount of each Line of Credit Advance as provided in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) as set forth in the Credit Agreement.
This Note is one of the notes made pursuant to the Credit Agreement. All terms defined in the Credit Agreement shall have the same meaning when used herein, and the rates of interest applicable hereto shall change from time to time in accordance with the terms of the Credit Agreement.
The unpaid principal balance of this Note at any time shall be the total of all amounts advanced hereunder by the holder hereof less the amount of all principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note, together with any accrued and unpaid interest thereon, shall be due and payable in full on July 5, 2015. Borrower may prepay principal on this Note solely in accordance with the terms of the Credit Agreement.
Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Line of Credit Advances made by the holder of this Note shall be evidenced by one or more loan accounts or records maintained by the holder of this Note in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Line of Credit Advances and payments with respect thereto.
Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

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This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent the holder of this Note has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive the holder of this Note of such rights and remedies as may be available under Federal law.
[Signature follows on next page.]

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IN WITNESS WHEREOF, the undersigned has caused this promissory note to be duly executed as of the day and year first written above.

POWER INTEGRATIONS, INC.,
a Delaware corporation

By:	/s/ Balu Balakrishnan
Name:	Balu Balakrishnan,
Title:	President & CEO

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